UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

OCUGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36751	04-3522315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 328-4701

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 29, 2026, Ramesh Ramachandran, CPA, MBA, CMA, resigned as the Chief Accounting Officer of Ocugen, Inc. (the “Company”). Following the resignation of Mr. Ramachandran, who was designated as the Company's principal accounting officer prior to his resignation, on June 3, 2026, Rita Johnson-Greene, MBA, the Company’s Chief Financial Officer, was appointed as the Company’s principal accounting officer.

Descriptions of the material terms of Ms. Johnson-Greene’s employment agreement and Ms. Johnson-Greene’s biographical information were previously included in the Company’s Current Report on Form 8-K filed on February 9, 2026, which descriptions are incorporated herein by reference. There are no arrangements or understandings between Ms. Johnson-Greene and any other persons pursuant to which Ms. Johnson-Greene was appointed as principal accounting officer of the Company. In addition, there are no family relationships between Ms. Johnson-Greene and any director or executive officer of the Company, and there are no transactions involving Ms. Johnson-Greene requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUGEN, INC.

Date: June 3, 2026	By:	/s/ Shankar Musunuri
		Name:	Shankar Musunuri
		Title:	Chairman, Chief Executive Officer, & Co-Founder

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